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                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 ---------------


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT RECORDED) NOVEMBER 20,1998


                      WEST COAST ENTERTAINMENT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)



            0-28072                                 04-3278751
    (COMMISSION FILE NUMBER)         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)



        ROUTE 413 AND DOUBLE WOODS ROAD,                    19047
           LANGHORNE, PENNSYLVANIA
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)




                                 (215) 968-4318
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


                            TOTAL NUMBER OF PAGES: 1



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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(i) On November 20, 1998, the Registrant informed its independent auditors, PricewaterhouseCoopers LLP ("PWC") of the termination of their work, effective as of that date.

(ii) The reports of PWC on the financial statements of the Registrant for each of the two fiscal years in the period ended January 31, 1998 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Audit Committee of the Board of Directors of the Registrant met and discussed changing their independent certifying auditors on October 12, 1998. During the month of October, the Registrant met with and solicited engagement letters from two independent certifying auditors; it is anticipated that a selection from the two will be made by the Registrant within two weeks.

(iv) In connection with its audits for the two most recent fiscal years ended January 31, 1998, and through November 20, 1998, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report on the financial statements for such years.

The Registrant has requested that PWC furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of PWC's letter to the SEC, dated November 30, 1998, is filed as Exhibit 16 to the Form 8-K.

The Registrant will file another Current Report on Form 8-K with respect to its new independent auditors after making their selection.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits.

16. Letter re change in Certifying Accountant




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       West Coast Entertainment Corporation

Date: November 30, 1998

                                       By: /s/ RICHARD G. KELLY
                                       -------------------------------
                                       Richard G. Kelly
                                       Chief Financial Officer